This document contains 13 pages
Exhibit Index appears at page 5.
The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CPAC, INC.

(Exact name of registrant as specified in its charter)

New York	16-0961040
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2364 Leicester Road, Leicester, New York	14481
(Address of Principal Executive Offices)	(Zip Code)

CPAC, INC. 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full title of the plan)

ROBERT OPPENHEIMER, ESQ.
Chamberlain D'Amanda Oppenheimer & Greenfield, LLP

1600 Crossroads Office Building
Rochester, New York 14614
(Name and address of agent for service)

585/232-3730
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Par Value $.01 per share	52,500	(1)(2)(3)	(1)(2)(3)	$29.47(4)

(1)

The Shares registered pursuant to this Registration Statement consist of 52,500 additional shares reserved for issuance under the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan. 177,000 shares reserved for issuance were registered under previous Registration Statements which became effective on October 3, 1996, November 5, 1997, November 24, 1998, September 24, 1999, September 29, 2000, September 7, 2001, November 8, 2002, November 17, 2003, and November 23, 2004, respectively.

(2)

The Shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to nonemployee directors of CPAC, Inc. in accordance with the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan pursuant to options granted automatically under the Plan.

(3)

Under the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan, upon their initial election or appointment as nonemployee directors, such directors may receive up to 15,000 options and, on an annual basis, 3,000 options upon their election or re-election as directors at the annual meeting of shareholders. The exercise price, equal to the fair market value of the company's common stock with respect to the initial grant of options, is the fair market value of the company's common stock on the date of grant and with respect to the annual grant of 3,000 options, it is the fair market value at the close of business on the Friday succeeding such annual meeting (August 19, 2005 and August 18, 2006 for the annual grants included in this filing). Fair market value is the closing price for the Company's common stock on such dates as quoted in the NASDAQ National Market System.

(4)

Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(h)(1), based upon exercise price of the options granted. The total offering price for 22,500 shares based upon the per share exercise price of $5.06 as of the April 16, 2005 grant date, was $113,850. The total offering price for 15,000 shares based upon the per share exercise price of $5.01 as of the August 19, 2005 grant date, was $75,150. The total offering price for 15,000 shares based upon the per share exercise price of $5.76 as of the August 18, 2006 grant date, was $86,400. Based upon the statutory formula contained in Section 6(b) the Registration Fee, the Aggregate Maximum offering prices for the combined 52,500 shares shown above is $275,400.

(5)	Also registered hereunder pursuant to Rule 416(a) are an indeterminate number of shares of common stock, which may be issued pursuant to the anti-dilution provisions of the Plan.

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENTS

CPAC, Inc. registered 39,000 shares of its $.01 par value common stock reserved for issuance pursuant to its 1996 Nonemployee Directors Stock Option Plan on Form S-8, Registration Statement, filed with the Securities and Exchange Commission on October 3, 1996, (File No. 333-13361 - All 39,000 shares included in said registration have expired unexercised, by their terms and have therefore been canceled), an additional 9,000 shares on Form S-8, Registration Statement filed with the Commission on November 5, 1997 (File No. 333-39529), an additional 12,000 shares on Form S-8, Registration Statement filed with the Commission on November 24, 1998 (File No. 333-67819), an additional 24,000 shares on Form S-8 Registration Statement filed with the Commission on September 24, 1999 (File No. 333-87697), an additional 24,000 shares on Form S-8 Registration Statement filed with the Commission on September 29, 2000 (File No. 333-46908), an additional 9,000 shares on Form S-8 Registration Statement filed with the Commission on September 7, 2001 (File No. 333-69068), an additional 9,000 shares on Form S-8 Registration Statement filed with the Commission on November 8, 2002 (File No. 333-101102), an additional 39,000 shares on Form S-8 Registration Statement filed with the Commission on November 17, 2003 (File No. 333-110537), an additional 12,000 shares on Form S-8 Registration Statement filed with the Commission on November 23, 2004 (File No. 333-120684). The Company hereby registers an additional 52,500 shares of its $.01 par value common stock underlying options granted under the Plan by filing this Registration Statement and hereby states that the contents of the Registration Statements filed on October 3, 1996, on November 5, 1997, on November 24, 1998, on September 24, 1999, on September 29, 2000, on September 7, 2001, on November 8, 2002, on November 17, 2003, and on November 23, 2004 are hereby incorporated herein by reference thereto.

EXHIBITS

Exhibit Number	Description
4	Instruments defining the rights of security holders Incorporated By Reference to Form 10-K, as updated by Quarterly and Current Reports and Exhibits filed therewith

5	Opinion of Counsel
5.10 Opinion of Counsel re: legality

15	Letter re: Unaudited interim financial information

23	Consents of Independent Registered Public Accounting Firm and Counsel
23.19 Consent of Independent Registered Public Accounting Firm
23.20 Consent of Counsel

24	Power of Attorney

99	Additional Exhibits
99.1 CPAC, Inc. 1996 NonEmployee Directors Stock Option Plan incorporated by reference to Form S-8, Registration Statement (October 3, 1996)
99.2 CPAC, Inc. 1996 NonEmployee Directors Stock Option Plan, as amended December 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leicester, State of New York, on November 15, 2006.

CPAC, INC.

BY: /s/ Thomas N. Hendrickson THOMAS N. HENDRICKSON, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 15, 2006	/s/ Thomas N. Hendrickson THOMAS N. HENDRICKSON President, Chief Executive Officer, Treasurer and Director
Date: November 15, 2006	/s/ Thomas J. Weldgen THOMAS J. WELDGEN Vice President, Finance, Chief Financial Officer, and Director
Date: November 15, 2006	/s/ Robert Oppenheimer ROBERT OPPENHEIMER Director
Date: November 15, 2006	/s/ Jerold L. Zimmerman JEROLD L. ZIMMERMAN, Director
Date: November 15, 2006	/s/ Stephen J. Carl STEPHEN J. CARL, Director
Date: November 15, 2006	/s/ Jose J. Coronas José J. Coronas, Director
Date: November 15, 2006	/s/ William M. Carpenter WILLIAM M. CARPENTER, Director
Date: November 15, 2006	/s/ Wendy F. Clay WENDY F. CLAY Vice President, Administration
Date: November 15, 2006	/s/ James W. Pembroke JAMES W. PEMBROKE Secretary and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description	Page
4	Instruments defining the rights of security holders Incorporated By Reference to Form 10-K, as updated by Quarterly and Current Reports and Exhibits filed therewith	N/A

5	Opinion of Counsel
	5.10 Opinion of Counsel re: legality	6

15	Letter re: Unaudited interim financial information	N/A

23	Consents of Independent Registered Public Accounting Firm and Counsel
	23.19 Consent of Independent Registered Public Accounting Firm	6
	23.20 Consent of Counsel	8

24	Power of Attorney	N/A

99	Additional Exhibits
	99.1 CPAC, Inc. 1996 NonEmployee Directors Stock Option Plan incorporated by reference to Form S-8, Registration Statement (October 3, 1996)	N/A
	99.2 CPAC, Inc. 1996 NonEmployee Directors Stock Option Plan, as amended December 14, 2004	9